Exhibit 32
Certification of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C.
Section 1350
     Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we the undersigned Chairman of the Board and Chief Executive Officer and Senior Vice President and Chief Financial Officer of First Business Financial Services, Inc., a Wisconsin Corporation, hereby certify, based on our knowledge that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Jerome J. Smith Jerome J. Smith
Chairman of the Board and Chief Executive Officer

November 2, 2006

/s/ James F. Ropella James F. Ropella
Senior Vice President and Chief Financial Officer

November 2, 2006

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